Exhibit (a)(1)(H)
FORM OF INITIAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS
     As outlined in two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails, Section 409A of Internal Revenue Code imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% federal tax penalty and potential interest charges at the underpayment rate plus 1%) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004. The taxes and penalties under Section 409A of the Internal Revenue Code are in addition to ordinary income taxes on stock option gains that are reported on your applicable W-2 Form.
     You are receiving this email because our records indicate that some of your Superior stock options are or will be affected by Section 409A of the Internal Revenue Code. Superior has offered you, through a “Tender Offer,” the opportunity to avoid the potentially adverse tax consequences under such Section on your affected stock options by amending the exercise price of such options and receiving cash payments. Note that if you wish to participate in the Tender Offer and avoid the potentially adverse tax impacts, you will need to fill out, sign, and date the Election Form attached to the first of the August 1, 2007 emails. A copy of the Election Form is attached for your convenience. The Election Form must be received by Superior via one of the permissible delivery methods at a permissible facsimile, email or mail address, no later than 5:00 p.m., Pacific Time, on Wednesday, August 29, 2007. However, participation in this offer is completely voluntary. You are not required to accept this offer.
     All of the details of Superior’s offer to you are included in the two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails. For more information on how to participate in the offer, you may email options@supind.com or contact Robert A. Earnest at 818-781-4973.
FORM OF ADDITIONAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS
     Section 409A of the Internal Revenue Code imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% federal tax penalty and potential interest charges at the underpayment rate plus 1%) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004. The taxes and penalties under Section 409A of the Internal Revenue Code are in addition to ordinary income taxes on stock option gains that are reported on your applicable W-2 Form.
     You are receiving this email because our records indicate that some of your Superior stock options are or will be affected by Section 409A. Superior has offered you, through a “Tender Offer,” the opportunity to avoid potentially adverse tax consequences on your affected stock options by amending the exercise price of such options and receiving cash payments. Note that if you wish to participate in the Tender Offer and avoid the potentially adverse tax impacts, you will need to fill out, sign, and date the Election Form attached to the August 1, 2007 email. The Election Form must be received by Superior via one of the permissible delivery methods at a permissible facsimile, email or mail address, no later than 5:00 p.m., Pacific Time, on Wednesday, August 29, 2007. However, participation in this offer is completely voluntary. You are not required to accept this offer.
     All of the details of Superior’s offer to you are included in the two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails. For more information on how to participate in the offer, you may email options@supind.com or contact Robert A. Earnest at 818-781-4973.
FORM OF ADDITIONAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS
WHO HAVE NOT RESPONDED TO THE OFFER
     As outlined in two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails, Section 409A of the Internal Revenue Code imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% federal tax penalty and potential interest charges at the underpayment rate plus 1%) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004. The taxes under Section 409A of the Internal Revenue Code are in addition to ordinary income taxes on stock option gains that are reported on your applicable W-2 Form.
     Superior has offered you, through a “Tender Offer,” the opportunity to avoid the potentially adverse tax consequences on your affected stock options by amending the exercise price of such options and receiving cash payments. You are receiving this email because Superior has not received any communication from you regarding whether you wish to elect to participate in this offer.
     Note that if you wish to participate in the Tender Offer and avoid the potentially adverse tax impacts, you will need to fill out, sign, and date the Election Form attached to the first of the August 1, 2007 emails, a copy of which is attached for your convenience. The Election Form must be received by Superior via one of the permissible delivery methods at a permissible facsimile, email or mail address via one of the permissible delivery methods at a permissible facsimile, email or mail address, no later than 5:00 p.m., Pacific Time, on Wednesday, August 29, 2007. However, participation in this offer is completely voluntary. You are not required to accept this offer.
     All of the details of Superior’s offer to you are included in the two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails. For more information on how to participate in the offer, you may email options@supind.com or contact Robert A. Earnest at 818-781-4973.
FORM OF FINAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS WHO
HAVE NOT RESPONDED TO THE OFFER
Subject: FINAL NOTICE: ACTION REQUIRED — Section 409A Income Tax Liability

     As of today, we have not yet received your Election Form to adopt the tender offer solution that has been designed to protect certain of your stock options from substantial tax penalties under Section 409A of the Internal Revenue Code. This will be the final reminder of your ability to participate in this offer.
     As outlined in two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails, Section 409A of the Internal Revenue Code imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% federal tax penalty and potential interest charges at the underpayment rate plus 1%) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004. The taxes under Section 409A of the Internal Revenue Code are in addition to ordinary income taxes on stock option gains that are reported on your applicable W-2 Form.
     If you wish to participate in the Tender Offer and avoid the potentially adverse tax impact, you will need to fill out, sign, and date the Election Form attached to the first of the August 1, 2007 emails, a copy of which is attached for your convenience. The Election Form must be received by Superior via one of the permissible delivery methods at a permissible facsimile, email or mail address no later than 5:00 p.m., Pacific Time, on Wednesday, August 29, 2007. We have also attached a copy of Election Form to this email for your convenience.
     If you do not deliver to Superior your completed Election Form by the deadline, you will likely be subject to the adverse tax consequences described above and in the documents attached to the August 1, 2007 email and the documents attached to that email.
     All of the details of Superior’s offer to you, including detailed discussions of the tax consequences of participating in the offer or declining to participate in the offer, were included in the two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails. You may email options@supind.com or contact Robert A. Earnest at 818-781-4973 for more information.
FORM OF EMAIL TO ELIGIBLE OPTION HOLDERS ANNOUNCING MEETING TO DISCUSS OFFER
Subject: MEETING AND PRESENTATION REGARDING OFFER
     You are receiving this email because our records indicate that some of your Superior stock options are or will be affected by Section 409A of the Internal Revenue Code. Superior has offered you, through a “Tender Offer,” the opportunity to avoid the potentially adverse tax consequences under such Section on your affected stock options by amending the exercise price of such options and receiving cash payments.
     You are invited to attend a meeting to discuss this offer on August 2nd, August 6th and August 7, 2007, per the following schedule:
     [Specific Schedule to be provided for Company locations in Van Nuys, Johnson City, Detroit, Fayetteville and Pittsburg]

     All of the details of Superior’s offer to you, including detailed discussions of the tax consequences of participating in the offer or declining to participate in the offer, were included in the two emails dated August 1, 2007 from options@supind.com, and in the documents included with those emails. You may email options@supind.com or contact Robert A. Earnest at 818-781-4973 for more information.
     Note that if you wish to participate in the Tender Offer and avoid the potentially adverse tax impacts discussed in the Tender Offer, you will need to fill out, sign, and date the Election Form attached to the first of the August 1, 2007 emails. Attendance at this meeting is optional, but strongly encouraged.